Form 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

SHELL PLC	SHELL FINANCE US INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

N/A	93-4449519
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Shell Centre London, SE1 7NA United Kingdom (Address of principal executive offices)	150 N. Dairy Ashford Houston, Texas 77079 (Address of principal executive offices)

N/A (Zip Code)	77079 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

2.375% Guaranteed Notes due 2029	New York Stock Exchange
2.750% Guaranteed Notes due 2030	New York Stock Exchange
4.125% Guaranteed Notes due 2035	New York Stock Exchange
4.550% Guaranteed Notes due 2043	New York Stock Exchange
4.375% Guaranteed Notes due 2045	New York Stock Exchange
3.750% Guaranteed Notes due 2046	New York Stock Exchange
4.000% Guaranteed Notes due 2046	New York Stock Exchange
3.250% Guaranteed Notes due 2050	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-281941, 333-281941-01

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus dated September 19, 2024, which forms a part of the Registrants’ Registration Statement on Form F-4 (Nos. 333-281941, 333-281941-01), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of Senior Debt Securities of Shell Finance US Inc. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 of the Registrants (Registration Numbers 333-281941, 333-281941-01) filed on September 5, 2024).

99.2 — Form of Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 of the Registrants (Registration Numbers 333-281941, 333-281941-01) filed on September 5, 2024).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2024

Shell plc
(Registrant)

By:	/s/ Sinead Gorman
	Name:	Sinead Gorman
	Title:	Chief Financial Officer

Shell Finance US Inc.
(Registrant)

By:	/s/ Olga A. Stevens
	Name:	Olga A. Stevens
	Title:	Vice President - Finance